Exhibit 99.3

November 20, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK and ONEOK Partners to Participate in
Bank of America Merrill Lynch Energy Conference

TULSA, Okla. – Nov. 20, 2013 -- ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Bank of America Merrill Lynch Global Energy Conference on Thursday, Nov. 21, 2013, and Friday, Nov. 22, 2013, in Miami, Florida.

John W. Gibson, chairman and chief executive officer of ONEOK and ONEOK Partners, will present at the conference on Thursday, Nov. 21, 2013, at 2:05 p.m. Eastern Standard Time (1:05 p.m. Central Standard Time).

The conference will be webcast and will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on the ONEOK and ONEOK Partners websites on Nov. 21, at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and as of Sept. 30, 2013, own 41.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

###